UNITED STATED SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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G&K SERVICES, INC.
(Name of Registrant as Specified in Its Charter)

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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 6, 2006
G&K Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (952) 912-5500
n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events.
On October 4, 2006, G&K Services, Inc. (the “Company”) filed its definitive proxy statement with the Securities and Exchange Commission relating to its Annual Meeting of Shareholders to be held on November 16, 2006. In the proxy statement, the Company submitted a proposal to approve the G&K Services, Inc. Equity Incentive Plan (the “Plan”).
In response to external feedback, the Company reaffirms its longstanding policy that it will not reduce the exercise price of an option or a stock appreciation right, amend or cancel such an instrument for the purpose of repricing, replacement or re-grant with a reduced exercise price, or buy out such an instrument previously granted for cash or other consideration without the prior approval of the Company’s shareholders, other than in the context of general adjustments to the Company’s common stock (such as a stock split) or in connection with a major corporate transaction (such as a change in control). To confirm this policy, set forth below are amended Sections 10.6 and 11.3 of the Plan, which reflect changes made by the Company to the Plan consistent with the foregoing.
10.1. No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 25), an Option may not be re-priced without stockholder approval (including canceling previously awarded Options and re-granting them with a lower exercise price). ~~However, the Committee may, at any time or from time to time authorize the Company, in the case of an Option exchange without shareholder approval, and with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.~~
11.1. No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 25), a Stock Appreciation Right may not be re-priced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and re-granting them with a lower exercise price). ~~However, the Committee may, at any time or from time to time authorize the Company, in the case of a Stock Appreciation Rights exchange without shareholder approval, and with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards. The Committee may at any time buy from a Participant a Stock Appreciation Right previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.~~

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2006	By	/s/ David F. Fisher
David F. Fisher
	Its	Vice President, General Counsel and Corporate Secretary